EXHIBIT 24

                     CONSENT TO INCORPORATION BY REFERENCE

 We consent to the incorporation by reference in the Registration Statements of Minnesota Mining and Manufacturing Company on Form S-8 (Registration Nos.
33-14791, 33-48690, 33-49842, and 2-78422) and Form S-3
(Registration Nos. 33-
29329 and 33-48089), of our report dated February 14, 1994, on the audits of the consolidated financial statements and financial statement schedules of
Minnesota Mining and Manufacturing Company and subsidiaries as of December 31,
1993 and 1992 and for each of the three years in the period ended
December 31,
1993, which report is included in this Annual Report on Form
10-K.



                             /s/COOPERS & LYBRAND

                             COOPERS & LYBRAND

St. Paul, Minnesota
March 7, 1994